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                                                                     Exhibit 5.1

                           NEAL, GERBER & EISENBERG
                       Two N. LaSalle Street, Suite 2200
                            Chicago, Illinois 60602


                               November 29, 1999


IFX Corporation
707 Skokie Blvd., 5th Floor
Northbrook, Illinois 60062

          Re:  IFX Corporation
               Registration Statement on Form S-8
               ----------------------------------

Ladies and Gentlemen:

     We are counsel to IFX Corporation, a Delaware corporation (the "Company"). In such capacity, we have assisted in the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to 60,000 shares (the "Shares") of common stock, $.02 par value per share, of the Company ("Common Stock") that may be issued pursuant to the Directors Stock Option Plan (the "Plan").

     As such counsel, we have examined the Plan, the Registration Statement (including all exhibits thereto) and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed necessary and appropriate as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. As to any facts material to this opinion, we have relied upon statements and representations of the Company, its officers and its other representatives, and public officials and we have not made any independent investigation of the applicable facts.

     We are members of the Bar of the State of Illinois and we express no opinion herein concerning any laws other than Delaware General Corporation Law and the federal laws of the United States of America.

     Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that when the Registration Statement shall have
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IFX Corporation
November 29, 1999
Page 2

become effective under the Securities Act and the Shares shall have been issued and delivered by the Company against payment of consideration therefor, in accordance with the terms of the Plan, such Shares will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to our firm contained in the Registration Statement.


                                             Very truly yours,

                                             NEAL, GERBER & EISENBERG